EXHIBIT 10.3

330 Grapevine Highway, Hurst, TX 76054

Letter of Intent

between

Poverty Dignified, Inc.

330 Grapevine Highway, Hurst, Texas, 76054

and

The Believers Church, Inc.

7905 Smyma Parkway, Louisville, Kentucky 40228

The undersigned wish to confirm and summarize discussions between Poverty Dignified, Inc. (“Company”) and the Believers Church, Inc. (Holder”) relating to the termination of a My Power Solutions Franchise and Trademark Agreement, dated March 30, 2015.

1.	Holder purchased a My Power Solutions Franchise and Trademark Agreement, dated March 30, 2015 (“2015 Agreement”), and on June 19, 2018, Holder was issued 150,000 shares of the Company’s common stock in consideration of the termination of the My Power Solutions Franchise and Trademark Agreement under the 2015 agreement.

2.	Holder would like Company to redeem the said 150,000 shares at $1.00 per share on November 1, 2018, and Company hereby indicates its intention that said shares will be redeemed on said date for a total consideration of $150,000. Should the Holder decide on November 1, 2018 to keep said shares instead of selling them to Company for $1.00, they must indicate to Company in writing before 5:00pm (CST) of their intention to do so. In either case a transaction will have been consummated and the effect of either transactions is that Holder will terminate its My Power Solutions Franchise and Trademark Agreement and receive $150,000.

Signed Acceptance of Letter of intent:

Signed on this ____ day of June, 2018

____________________________

Randy Hollis / President

The Believers Church, Inc.

Signed on this 22nd day of June, 2018

/s/ Kevin Lowther

Kevin Lowther / CEO

Poverty Dignified, Inc.